FORM S-8

                             Registration Statement
                                      Under
                           The Securities Act of 1933


                          TREASURY INTERNATIONAL, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

   Delaware                                                         98-0160284
--------------------------------------------------------------------------------
(State or other                                                    (IRS Employer
jurisdiction of                                                     I.D. Number)
incorporation)

7040 Tranmere Drive, Mississauga, Ontario, Canada                     L5S 1L9
--------------------------------------------------------------------------------
(Address of Principal                                                (Zip Code)
 Executive Offices)

            CONSULTING AND STOCK OPTION AGREEMENTS WITH DAVID KAPLAN
            --------------------------------------------------------
                            (Full Title of the plan)

                                  Mr. James Hal
                          Treasury International, Inc.
                               7040 Tranmere Drive
                              Mississauga, Ontario
                                 Canada, L5S 1L9
                     ---------------------------------------
                     (Name and address of agent for service)

                                 (905) 673-1700
           -----------------------------------------------------------
           (Telephone number including area code of agent for service)

Total Number of Pages:  9

Exhibit Index is on sequentially numbered page 5.

                         CALCULATION OF REGISTRATION FEE

--------------------------------------------------------------------------------
                                      Proposed     Proposed
Title of                              Maximum      Maximum
Securities                            offering     Aggregate    Amount of
to be             Amount to be        Price Per    offering     Registration
Registered        Registered (1)      Unit         Price        Fee
--------------------------------------------------------------------------------
Common Stock      400,000 shares        $.25       $100,000       $30.30

----------
(1) Pursuant to Rule 416, includes such additional shares as may be issued pursuant to the anti-dilution provisions of the subject plan.


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

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. Plan Information

      On December 12, 1996 Treasury International, Inc. ("Registrant") entered into a consulting agreement (the "Consulting Agreement") with David Kaplan ("Consultant") pursuant to which the Consultant agreed, for a term of 12 months, to provide Registrant with advice on improving the trading market liquidity for Registrant's Common stock and thwarting illegal short selling thereof. As compensation for Consultant's services, the Registrant agreed to pay Consultant a $100,000 fee and grant to Consultant a two-year option to purchase up to 400,000 shares of its Common Stock at a price of $.25 each. The Registrant and Consultant entered into a Stock Option Agreement, dated December 12, 1996, in which Registrant granted such option and agreed to file a Registration Statement on Form S-8 to register the optioned shares under the Securities Act of 1933, as amended (the "Securities Act").

ITEM  2. Registrant Information and Employee Plan Annual Information

      The Registrant shall provide the Consultant, without charge, upon his written or oral request, the documents incorporated by reference in Item 3 of
Part II of this Registration Statement. The Registrant shall also provide the Consultant, without charge, upon his oral of written request, with all other documents required to be delivered to Consultant pursuant to Rule 428(b). Any and all such requests shall be directed to the Registrant at 7040 Tranmere Drive, Mississauga, Ontario, Canada L5S 1L9.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by Registrant with the Securities and Exchange Commission are incorporated herein by reference:

      (a) Registrant's effective Registration Statement on Form 10-SB, as amended, File Number 0-28514 (the "Form 10"), which contains audited financial statements for Registrant's latest fiscal year;


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

      (b) All other reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 since the end of the fiscal year covered by the Registrant document referred to in (a) above; and

      (c) The description of Registrant's Common Stock contained in Part I, Item 8, of the Form 10.

      In addition, all documents subsequently filed by Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of the filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

      Not Applicable

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

      Not applicable

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Section 145 of the General Corporate Law ("GCL") of the State of Delaware empowers the Registrant, as a Delaware corporation, to indemnify its directors and officers under certain circumstances. Article Seventh of the Registrant's Certificate of Incorporation, and Article 7 of its By-Laws, each provides that the Registrant shall indemnify to the fullest extent permitted by Delaware law each person that such law grants the Registrant the power to indemnify.

      Article Seventh of the Registrant's Certificate of Incorporation, and
Article 7 of its By-Laws, each provides that the Company's directors shall not be liable to either the Registrant or its stockholders for monetary damages for breach of fiduciary duties unless the breach involves: (i) a director's duty of loyalty to the Registrant or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) liability for unlawful payments of dividends or unlawful stock purchase or redemption by the Registrant, or (iv) a transaction from which the director derived an improper personal benefit.


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

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Not Applicable

ITEM 8. EXHIBITS.

      The following exhibits are filed as part of this Registration Statement:

                                                                 Page

      5           Opinion of Hofheimer Gartlir &
                  Gross, LLP                                       8

      23.1        Consent of Hofheimer Gartlir &
                  Gross, LLP, included in Exhibit 5                8

      23.2        Consent of Bromberg & Associate,
                  Independent Certified Public
                  Accountants                                      9

ITEM 9. UNDERTAKINGS.

      (a) The undersigned Registrant hereby undertakes to:

            (1) File, during any period in which it offers or sells the securities registered hereby, a post-effective amendment to this Registration Statement to:

                  (i) Include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) Reflect in the prospectus any facts or events arising after the effective date of this Registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement (or such amendment); and

                  (iii) Include any additional or changed material information on the plan of distribution;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.


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

            (2) For the purpose of determining any liability under the Securities Act, treat each such post-effective amendment as a new Registration Statement relating to the securities offered, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) File a post-effective amendment to remove from registration any of the securities being registered which remain unsold at the termination of the offering.

      (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors and officers and controlling persons of the Registrant pursuant to the provisions described under Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in said Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by a director, officer, or controlling person in connection with the securities being registered, the Registrant shall, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in said Act and will be governed by the final adjudication of such issue.


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

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Mississauga, Providence of Canada, on the 20th day of December, 1996.

                                   TREASURY INTERNATIONAL, INC.


                                   By: /s/ James Hal
                                       ------------------------------
                                        James Hal, President

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

   Signature                      Title                       Date

/s/ James Hal
---------------------        Principal Executive         December 20, 1996
James Hal                    Officer and a Director


/s/ Howard Halpern
---------------------        Principal Financial         December 20, 1996
Howard Halpern               Officer and Principal
                             Accounting Officer


/s/ Mark Halioua             Director                    December 20, 1996
---------------------
Mark Halioua


/s/ Robert Abourmad
---------------------        Director                    December 20, 1996
Robert Abourmad


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